"DAIRY QUEEN" OPERATING AGREEMENT



This Agreement entered into this 7th day of June 1989, by and between INTERSTATE DAIRY QUEEN CORPORATION of the city of ATLANTA county of DEKALB and state of GEORGIA hereinafter referred to as "Licensor", and Bowlin's, Inc. dba "DQ" at Butterfield Location of the city of Albuquerque county of Bernalillo and state of New Mexico hereinafter referred to as "Licensee".

WHEREAS, Licensor is a licensee of American Dairy Queen Corporation (hereinafter referred to as "American") in certain geographical areas, including the territory which includes the Authorized Location hereinafter set forth, of the right to license others, in accordance with the terms of this Agreement, to use the "Dairy Queen" trademark, service mark and trade name which have been registered in the United States Patent Office, in each state of the union and in foreign countries, as well as those trademarks and service marks, a list of which is attached hereto and made a part thereof as Appendix A (hereinafter all of the foregoing collectively referred to as "Trademarks,'); and,

WHEREAS, Licensor and its predecessors in interest acting under said license instituted, developed, promoted and established the "Dairy Queen" franchise business and system in the aforesaid territory which consists of the sale of distinctive dairy products, food products, beverages and other products and services under American's Trademarks and utilizing in connection therewith certain types of facilities, equipment, supplies, ingredients, merchandising and business techniques and method and sales promotion programs developed from time to time; and,

WHEREAS, it is the purpose of Licensor to provide to Licensee in a retail store outlet a system to control and make uniform the operation of facilities and equipment together with the quality of products, the use and protection of the Trademarks and to make available uniform and approved equipment, supplies, ingredients, merchandising and business techniques and the sales promotion programs of American; and,

WHEREAS, Licensee desires to operate a "Dairy Queen" retail store as part of the "Dairy Queen" system and to enter into this Operating Agreement subject to the conditions and controls herein prescribed for the purpose



AQ2A 2/77 (c)1976 AM.D.Q.Corp.
Revised Copyright 1977 Am.D.Q.Corporation
Consolidated Operation - Permitted Products
101885'
of offering to the public products and services of uniformly high quality and standards to the end of protecting the interests of Licensee, of Licensor, of American and of all other persons engaged in said business; and,

WHEREAS, it is the intent of both Licensor and Licensee to preserve within the context of a "Dairy Queen" retail store continuing consumer confidence in the reliability and quality of all products sold under any of the Trademarks; and, each party desires that all products sold under any of the Trademarks, consistently conform to the highest expectations of consumers of such products; and, whereas, by this Agreement the parties contemplate that Licensee's store, in addition to normal "Dairy Queen" food and beverage products, may also sell Permitted Products, as defined hereinafter.

NOW, THEREFORE, in consideration of the promises and of the mutual promises and covenants herein contained, the grant by Licensor of this Operating Agreement and the payment by Licensee of the various fees provided in Paragraph 9 hereof, it is agreed by and between the parties hereto as follows:

                                GRANT OF LICENSE

Licensor's      1.      Licensor  hereby grants to Licensee,  subject to all the
Grant to                terms,  conditions and provisions  hereof, the right and
Licensee                license to:

                    1.1 Establish and operate a retail store under the name "Dairy Queen" at


                          I-10 & Exit 62 (Approx 20 Miles West of Deming, NM)
                          ---------------------------------------------------
                                         (Street)
                           Deming,      NM        88030
                           --------------------------------------------------
                                  (City)          (State)          (Zip)

                          hereinafter referred to as the "Authorized" Location" (provided, however, in the event an Authorized Location is not designated on the date hereof, and such location is not designated herein by Licensor within ninety (90) days after such date, this Agreement shall become null and void and all deposits including the franchise fee shall be returned to Licensee).

                    1.2 Use at the Authorized Location the Trademarks on and in association with the sale of all uniform and approved products and services as American may authorize from time to time, and with approved sales promotion programs relative thereto.

                    1.3 Use at the Authorized Location the Trademarks on and in association with the uniform equipment, supplies and ingredients for the products approved by American.

                    1.4 Employ in the business of said store the merchandising, sales promotion programs and business methods and techniques developed and approved by American.

Acceptance       2.      Licensee hereby accepts the above license from Licensor
by Licensee              subject to all the terms, provisions
                         and  conditions  hereof and agrees that Licensee  shall
                         cause to have a "Dairy Queen" store established  within
                         180 days of the date  hereof  (unless an  extension  of
                         time is expressly  authorized  in writing by Licensor),
                         and   thereafter   maintained   and   operated  at  the
                         Authorized   Location,   under  Licensee's  active  and
                         continuous  supervision  and  management  and  upon the
                         standards   hereinafter   provided.   Licensee  further
                         expressly acknowledges and agrees:

                    2.1 American is the owner of all right, title and interest in and to the Trademarks, and the good will attributable thereto of the business in connection with which said Trademarks have been, are and will be used at the Authorized Location. Licensor is the licensee of the right to use the Trademarks in the territory which includes the Authorized Location. Specifically, but without limiting the foregoing, Licensee disclaims any and all right, title and interest in or to the Trademarks and to the good will associated with the Trademarks of the "Dairy Queen" retail store at the Authorized Location and acknowledges and agrees that all such good will is the exclusive property of American.

                    2.2 The Trademarks are valuable property rights owned by American.

                    2.3 The Trademarks shall be used only in connection with such products and services as may be approved or specified by American and shall at all times be used only in a manner approved by American.

                    2.4   Licensee's  right  to the  use of  the  Trademarks  is
                          specifically   limited  to  Licensee's   retail  store
                          operation at the Authorized Location.

                    2.5 Licensee shall use no other trademarks, trade names or service marks in said business except those authorized by American and as set forth in Appendix A except with the prior written consent of American.

                    2.6 Licensee shall not use the words "Dairy Queen" or any of the Trademarks, or any word or mark similar thereto, as a part of its corporate or business name unless first approved in writing by American, and shall only use the words "Dairy Queen" and no other words whatsoever except with the express written consent of American as the trade name on the store from which the said products and services are sold. In the event American does approve the use of the words "Dairy Queen", or any of the Trademarks, as a part of Licensee's corporate or business name, Licensee shall cause such name to be changed so as to eliminate those words and Trademarks from the name within thirty (30) days after termination of this Agreement.

                    2.7 Licensee shall adopt and follow in good faith the systems, programs and methods prescribed by Licensor for Licensee's retail operation in accordance with this Operating Agreement.

                    2.8 Neither Licensee nor any person owning an interest directly or indirectly in Licensee shall directly or indirectly operate or permit to be operated or hold any interest (other than 1% or less of the outstanding stock or debt of any class of any public company) in any restaurant or fast-food business other than a Bowlin's or its affiliates at the time of signing or one authorized by this Agreement without the prior written consent of Licensor.

                                      TERM

Term             3.      The  License   granted   herein  shall  continue  until
                         terminated by Licensee, with or without cause, on sixty
                         (60) days prior written notice to Licensor, or until otherwise terminated by either Licensee or Licensor in accordance with the provisions of this Agreement.

                      TRADEMARK STANDARDS AND REQUIREMENTS

General          4.      Licensee  agrees that nothing in this  Agreement  gives
Declarations             him any title to or interest  in the Trade-marks except
                         the  right  to  use  the  same   under  the  terms  and
                         conditions of this  Agreement and that  Licensee's  use
                         thereof    inures   to   the   benefit   of   American.
                         Specifically,   but  without  limiting  the  foregoing,
                         Licensee acknowledges and agrees that American has the right: and may distribute for its own account products identified by the Trademarks through not only "Dairy
                         Queen" retail stores but through any other distribution method which may from time to time be established.

Use of              4.1   Licensee shall confine his use of the Trademarks to or
Trademarks                in association  with the sales promotion  programs and
                          sale of products and services which shall in quality, mode and conditions of manufacture and sale, comply with such reasonable standards as are established or approved by American. In order to promote and protect the business interests of each of the parties, the value of the "Dairy Queen" business and the business interests of other persons engaged therein, uniformity shall be maintained in the type, standard and quality of stores, equipment, supplies and ingredients used therein, and the conditions of preparation and the procedures employed in the sale of said products and services.

Acknowledgment      4.2   Licensee agrees that the provisions,  restrictions and
of,                       controls provided in this Operating Agree ment are all
Necessity of              necessary,  reasonable  and desirable for the purposes
Uniformity                expressed herein and that Licensee's business shall be
                          conducted in accordance with Licensor's and American's
                          uniform   requirements   with   respect  to   quality,
                          production,    appearance,    cleanliness,    service,
                          merchandising and sales promotion standards. Licensee acknowledges and agrees that substantial uniformity in facilities, products, services and operations are essential to the conduct of a system such as the "Dairy Queen" system, and therefore further agrees to honor and implement recommendations of American and Licensor directed to enhancing and furthering such uniformity.

Equipment           4.3   Licensee  agrees to purchase and use, in the operation
and Supplies              of  Licensee's   "Dairy  Queen"  retail  store,   only
                          equipment,  supplies,  ingredients  and services which
                          are  approved  by  American  or by  Licensor.  Nothing
                          herein  shall  by  construed  as an  attempt  to limit
                          unreasonably  the  sources  from  which  Licensee  may
                          procure equipment,  supplies, ingredients or services.
                          Rather,  it is the  intention of the parties that such
                          items    conform   to    American's    standards   and
                          specifications  of consistent  quality and uniformity.
                          Nothing  contained  herein  shall be deemed to require
                          American or Licensor to approve an  inordinate  number
                          of suppliers  of a given item or service  which in the
                          reasonable  judgment of  American  or  Licensor  would
                          result  in  higher  cost   generally   to   Licensor's
                          licensees   or  prevent   effective   and   economical
                          supervision  of  suppliers  by American  or  Licensor.
                          Requests for approval of additional suppliers shall be
                          in  writing  and shall  contain  such  information  as
                          American and Licensor may reasonably request. American
                          and  Licensor  reserve  the  right to  charge  back to
                          Licensee  or  the  proposed  supplier  all  reasonable
                          expenses   incurred  in   considering   requests   for
                          approval.

Approved            4.4   Complete  and detailed  uniformity  under many varying
Adaptations               conditions  may  not  be  possible  or  practical  and
                          Licensor and American reserve the right and privilege,
                          at Licensor's  and American's  sole  discretion and as
                          Licensor and American may deem in the best interest of
                          all  concerned  in  any  specific  instance,  to  vary
                          standards to  accommodate  special needs of Licensee's
                          Authorized  Site or that of any other  licensee  based
                          upon  the   peculiarities  of  a  particular  site  or
                          location, density of population, business potential, population of trade area, existing business practices, requirements of local law or any condition which Licensor and American deem to be of importance to the successful operation of such licensee's business.

Litigation          4.5   In the event any person, firm or company, who is not a
                          licensee or franchisee of American or Licensor, uses or infringes upon the Trademarks, American shall control all litigation and shall be the sole judge as to whether or not suit shall be instituted or other action taken.

Notice of           4.6   Licensor  and American  hereby  advise  Licensee  that
Potential                 Licensor,   American  and/or  affiliates  of  American
American and/or           and/or  Licensor may from time to time make  available
Licensor Profit           to Licensee goods, products and/or services for use in
                          Licensee's  "Dairy  Queen"  retail store in respect to
                          the sales or  provision  of which  Licensor,  American
Also See Addendum         and/or affiliates of American and/or Licensor may make
to Paragraph 4.6          a  profit.  Licensor  further  advises  Licensee  that
                          Licensor,   American  and/or  affiliates  of  American
                          and/or   Licensor   may  from  time  to  time  receive
                          consideration  from suppliers and/or  manufacturers in
                          consideration of services  provided or rights licensed
                          to  such  persons  by  American,   Licensor  or  their
                          respective affiliates.

                       FACILITY STANDARDS AND MAINTENANCE

                 5. The following provisions and conditions shall control with respect to Licensee's Authorized Location and retail store:,

Store Facility      5.1   Licensee   agrees  that  the  retail  store  shall  be
                          constructed and equipped in accordance with American's currently approved specifications and standards in respect to building, equipment, inventory, signage, fixtures, location and design and accessory features.

Future              5.2   Any   replacement,    reconstruction,    addition   or
Alteration                modification in building,  equipment or signage, to be
                          made hereafter, whether at the request of Licensee or of Licensor shall be made in accordance with written specifications approved in advance by Licensor or American. Licensor and American shall not unreasonably withhold such approval.

 Maintenance        5.3   The building,  equipment  and signage  employed in the
                          conduct of Licensee's  business shall be maintained in
                          accordance with  maintenance  schedules and procedures
                          or specific  lists prepared by Licensor and based upon
                          periodic  inspections  of the  premises by  Licensor's
                          representatives.  Within a period of ninety  (90) days
                          after the receipt of such maintenance  list,  Licensee
                          shall  effect  the  items  of  maintenance  reasonably
                          provided  therein  including  the repair of  defective
                          items  and/or  the   replacement  of  unrepairable  or
                          obsolete items of equipment and signage. Routine maintenance shall be conducted in accordance with general schedules published by Licensor or American and made available to Licensee.

Relocation          5.4   Should   it   become   necessary,    on   account   of
                          condemnation,   sale   or   other   cause,   including
                          expiration   or   cancellation   of  lease  or  rental
                          contract, to relocate said store, Licensor shall grant
                          Licensee  authority  to do so within a radius of 1,000
                          yards of the  Authorized  Location,  provided  the new
                          site is  reasonably  suited for a "Dairy Queen" retail
                          store in  accordance  with  Licensor's  standards  for
                          store  sites,  does not  infringe on rights of another
                          licensee,  is  reasonably  distant  from other  "Dairy
                          Queen"  retail  stores,  and the new  retail  store is
                          constructed,  equipped  and  opened  for  business  in
                          accordance  with the current  standards of American at
                          that  time   within  one  year   after   discontinuing
                          operation of a "Dairy Queen" retail store at the previous Authorized Location.

Modernization       5.5   Each and every  transfer as provided in Paragraph 9.10
and/or Replacement        hereof shall be expressly  conditioned  upon  Licensee
of Time                   promptly   performing  and  effecting  such  items  of
of Transfer               modernization   and/or   replace   ment  of  building,
                          equipment and signage as may be  reasonably  necessary
                          to permit the same to conform  to the  standards  then
                          prescribed  by American for similarly  situated  store
                          operations.  Licensee recognizes and acknowledges that
                          the  requirements  of  this  Paragraph  5.5  are  both
                          reasonable  and necessary to insure  continued  public
                          acceptance    and   patronage   of,   and   to   avoid
                          deterioration   or   obsolescence   in  the   business
                          conducted hereunder.

                    PRODUCTS AND OPERATIONS STANDARDS AND REQUIREMENTS

                 6. The following provisions shall control with respect to products and operations:

Authorized          6.1   Licensee's   business   shall  be   confined   to  the
Product Line              preparation  and sale of only  such  products  as from
                          time to time are  designated  and approved by American
                          for sale by  Licensees  which are parties to this form
                          of Operating  Agreement.  The premises upon which said
                          business is  operated  shall not be used for any other
                          business  and there  shall not be sold or offered  for
Also See Addendum         sale therefrom any other product or service (excepting
to Paragraph 6.1          the   preparation,   storage  and  sale  of  Permitted
                          Products)  without  the written  consent of  American.
                          Specifically, but without limiting the foregoing, alcoholic or intoxicating beverages shall not be sold or offered for sale or otherwise handled upon said premises.

Approved Menu       6.2   Attached   hereto  as  Appendix  B  is  the  currently
                          approved menu for Licensee's retail store. American may from time to time make reasonable modifications to said approved menu provided said modifications are made in respect to all licensees which have this form of Operating Agreement and are located in similar areas of the country. In addition, Licensee may from time to time request variation from the currently approved menu. Such variations shall only be made with the prior written consent of American.

Authorized          6.3   Licensee  shall use in  preparing  products  only such
Ingredients,              ingredients, formulas and supplies as are specified by
Formulas,                 American and in such portions,  sizes,  appearance and
Supplies,                 packaging as are set forth in American's  most current
Preparation;              "Store  Management  Operations  Manual"  and  "product
Subject to Change         preparation  charts".  Copies  of the  current  "Store
by American               Management Operations Manual" and "product preparation
                          charts"  have been  supplied  to  Licensee by Licensor
                          contemporaneously with the execution of this Operating
                          Agreement. Licensee acknowledges and agrees that these
                          may be changed  from time to time by American and that
                          Licensee is obligated  to conform to the  requirements
                          as so changed from time to time.  All other  supplies,
                          including cones,  cups,  containers,  eating utensils,
                          napkins,  and all other customer service  materials of
                          all descriptions and types shall meet the standards of
                          uniformity   and  quality  as  now  or  hereafter  are
                          reasonably   set  by  American.   Licensee   shall  be
                          furnished with lists of approved equipment, supplies, ingredients and services.

Serving and         6.4   All sales  promotion  material,  customer  "good will"
Promotion Items           items, cartons, containers,  wrappers and paper goods,
                          eating and serving utensils, customer convenience items (including napkins, baby bibs and disposal containers) used in the sales promotion, sale and distribution of all products covered by this Operating
                          Agreement shall, where practicable, contain one or more of the Trademarks and indicate that it is produced and sold under the authority of American and shall be subject to approval by Licensor or American before being used.

Maintenance         6.5   Licensee's   said  business   shall  be  operated  and
and Sanitation            maintained at all times in compliance with any and all
                          applicable health and sanitary standards prescribed by
                          American,  Licensor and by governmental  authority. In
                          addition to  complying  with such  standards,  if such
                          store  shall be  subject  to any  sanitary  or  health
                          inspection by any governmental authorities under which
                          it  may  be   rated   in  one   or   more   than   one
                          classification, it shall be maintained and operated so
                          as to be rated in the  highest  available  health  and
                          sanitary   classification   with   respect   to   each
                          governmental agency inspecting the same.

Inspection and      6.6   American,  Licensor or  the  authorized representative
Recommendation            of either  shall  have the  right to enter  Licensee's
                          store at all reasonable  times during the business day
                          for the  purpose  of making  periodic  inspections  to
                          ascertain  if all the  provisions  of  this  Operating
                          Agreement are being observed by Licensee
                          and  to  inspect   Licensee's   said  store  land  and
                          equipment,   and  to  test,  sample  and  inspect  his
                          supplies,  ingredients  and  products,  as well as the
                          storage,  preparation and formulation  thereof and the
                          conditions  of  sanitation  and   cleanliness  in  the
                          storage, production, handling and serving thereof.

Period of           6.7   Licensee's  store  shall be opened to the  public  and
Operation                 operated  twelve  months per year and at least  twelve
                          hours each day of the year. Any variance from this provision must be authorized in writing by Licensor.
                          Acts of God, war, strikes or riots preventing Licensee from temporarily complying with the foregoing shall to that extent suspend compliance therewith.

Notice of           6.8   Licensee  acknowledges  that he is  aware  of the fact
Existence of              that  present   licensees  of  Licensor  and  American
Different Forms           operate under a number of different forms of agreement
of License                and  that   consequently   Licensor's  and  American's
Agreements                obligations and rights in respect to their  respective
                          licenses may differ materially in certain instances.

                       PERSONNEL AND SUPERVISION STANDARDS

                 7. The following provisions and conditions shall control with respect to personnel, training and supervision:

Management          7.1   Licensee   shall  adopt  and  use  as  his  continuing
System                    operational   routine  the  standard   "Dairy   Queen"
                          management system as well as American's standards with
                          respect   to   product   preparation,   merchandising,
                          employee  recruitment  and  training,   equipment  and
                          facility maintenance and sanitation. From time to time
                          American will revise these programs to meet changing conditions of retail operation in the best interest of "Dairy Queen" retail stores, and Licensee shall adopt and implement any such changes.

Training            7.2   Licensee   shall,   at  Licensee's   expense,   attend
                          American's store  management  training  program,  at a
                          place  to be  designated  by  American,  prior  to the
                          opening of  Licensee's  store.  In the event  Licensee
                          fails to  complete  such  training  to the  reasonable
                          satisfaction  of American or  Licensor,  Licensor  may
                          within  thirty  (30)  days  thereafter   declare  this
                          Agreement   null  and  void   whereupon  all  deposits
                          including  the  franchise  fee  shall be  returned  to
                          Licensee.  If during the term hereof Licensee operates
                          said store with a manager other than himself, Licensee
                          shall,  at  Licensee's  expense,  cause such person to
                          attend  and   successfully   complete   such  training
                          program.

Staffing            7.3   Licensee   shall   hire   and   supervise   efficient,
                          competent, sober and courteous operators and employees for the operation of the busi-. ness and set and pay their wages, commis- sions and incentives with no liability there- for on American or Licensor. Licensee shall require all his employees to work in clean uniforms approved by Licensor but furnished at the cost of Licensee or his employees as Licensee may determine. No employee of Licensee shall be deemed to be an employee of Licensor or American for any purpose(s) whatsoever.

Internal            7.4   Licensor  shall provide or make  available to Licensee
Training                  an in-store  training program for all store employees.
Program                   Licensee  shall train and  periodically  re-train  all
                          store employees using the training aids made available by Licensor. From time to time, American will revise such training materials and aids and it or Licensor make the same available to Licensee for purchase.

Attendance at       7.5   Licensee,   or  manager  of  Licensee,  at  Licensee's
Meetings                  expense, shall attend at least one national,  regional
                          or approved  local  marketing  area  meeting each year
                          which Licensor and/or  American  originates for and on
                          behalf of  "Dairy  Queen"  operators  to set forth new
                          methods  and  programs in store  operation,  training,
                          management,   sales  and  sale   promotion   programs.
                          Licensor   further   strongly   recommends   that  key
                          employees of Licensee also attend such meetings.

                            SALES PROMOTION PROGRAMS

Sales Promotion     8.1   Licensor and Licensee,  together with other  licensees
Programs and              of American,  shall  cooperate in the sales  promotion
Payment to                programs of approved  products.  To this end, American
American of               has reserved the right to establish and organize sales
Expenses for              promotion  programs  from  time to time  and  Licensee
Adminstering              agrees to pay to Licensor  for remittance  to American
Same                      a  sales  promotion   program  fee  as  set  forth  in
                          Paragraph 9.1 hereof. Licensee acknowledges and agrees that American has had in the past, and shall in the future have, the discretion to determine expenditures of funds collected in respect to sales promotion programs and as to the selection of the promotional materials and programs for which said expenditures are made, provided, however, that American shall make a good faith effort to expend such funds in the general best interest of participating licensees. Licensee acknowledges and agrees that American may compensate itself and/or its affiliates for the expense of administering such sales promotion programs. Licensor shall advise Licensee annually of American's expenses in administering said sales promotion programs.

Sales Promotion     8.2   Licensee shall only use such sales  promotion  program
Materials                 or  other  advertising  materials  as  are  furnished,
                          approved  or made  available  by or through  American.
                          Said  materials   shall  be  used  only  in  a  manner
                          prescribed   by   American.    American    shall   not
                          unreasonably withhold approval of any reasonable sales promotion materials.

Yellow Pages        8.3   Licensee  shall,   if  requested  by  Licensor,   list
                          separately, or participate in a listing, in the Yellow
                          Pages of his local telephone directory containing such copy as may reason- ably be specified by Licensor. The cost of such listing shall be paid by Licensee, or by Licensee and other participating licensees in the case of a joint listing. Licensor shall not specify an unreasonably expensive listing.

                    FEES, REPORTING AND FINANCIAL MANAGEMENT

Service, Set-up,    9.1   Licensee shall pay to Licensor as a service and set-up
Franchise,                fee $ 0 of which $ 0 has been paid upon the  execution
License and               of this  Agreement  and a balance of $ O is payable in
Sales Promotion           accordance  with the  terms  of  Appendix  C  attached
Program Fees              hereto.  Said  service  and set-up fee is  intended to
                          compensate  Licensor  for its expenses  incurred,  and
                          services  rendered  in  establishing  and  setting  up
                          Licensee's  initial  operation.  In  addition  to said
                          service and set-up  fee,  during the full term of this
                          Operating  Agreement,  and  in  consideration  of  the
                          rights  granted  hereunder,   Licensee  shall  pay  to
                          Licensor  as  license  fee in  respect  to the  rights
                          granted  herein  a sum  equal  to 4% of  gross  retail
                          sales,   exclusive  of  retail  sales  taxes,  of  all
                          products,  goods  and wares of every  kind and  nature
                          sold from,  or in  connection  with the  operation of,
                          Licensee's "Dairy Queen" retail store, including,  but
                          without  limiting  the  generality  of the  foregoing,
                          sales of all products of any of the Trademarks as well
                          as  sales  of  other   merchandise   whether   or  not
                          identified  by other  brand  names  and  which  may be
                          authorized  for sale by American or Licensor from time
                          to time; provided, notwithstanding the foregoing, that
                          no such  continuing  license fee shall be payable with
                          respect to sales of Permitted  Products.  in addition,
                          Licensee  shall  pay to  Licensor  for  remittance  to
Also See Addendum         American  a  sales  promotion  fee to be  expended  in
Paragraph 9.1             accordance  with the  provisions of Paragraph 8.1. The
                          sales promotion fee shall be a sum equal to not less than 3% nor more than 5% of Licensee's gross retail sales net of sales taxes (excluding sales of Permitted
                          Products). Licensor shall
                          determine and notify Licensee of the exact percentage prior to the first day of each fiscal year of Licensor
                          (except no notification will be given with respect to any year for which the percentage is to be unchanged from the preceding year). Such percentage shall be the same as that to be employed during such succeeding year by the majority of "Dairy Queen" licensees within the marketing area as determined by American within which Licensee's store is located.

Computations        9.2   All amounts due and owing  hereunder shall be computed
and Remittances           at the end of each month's  operation  and  remittance
                          for the same shall be made to Licensor on or before the fourteenth day of the following month accompanied by the reports provided for in Paragraph 9.4 hereof.
                          The computation of said amounts shall be certified and sworn to by Licensee in the manner specified by Licensor and Licensee shall supply to Licensor such supporting or supplementary materials as Licensor may reasonably require to verify the accuracy of such remittances.

Surcharge           9.3   At Licensor's option, Licensor may require Licensee to
Method of                pay to suppliers of mix,  meat and other  products and
Precollection            ingredients  used in the  conduct  of the  business  a
                          surcharge on all units of such  commodities  purchased
                          by  Licensee.  Said  surcharge  shall  be paid to such
                          supplier  by  Licensee at the time of purchase of such
                          commodities.  Said  surcharge  shall be established by
                          Licensor at a reasonable rate so as to approximate the
                          amount of license  fee and sales  promotion  fee which
                          will be payable by Licensee.  Said surcharge  shall be
                          paid to said  supplier or suppliers for the account of
                          Licensor,  the same to be regarded by the parties as a
                          method  of  precollection  of said  license  and sales
                          promotion  fees.  The  amounts so  collected  shall be
                          credited  by  Licensor  against  the license and sales
                          promotion  fees due from  Licensee  to Licensor at the
                          end of each month's operations.  Licensor shall submit
                          to  Licensee  on  a  monthly  or  quarterly   basis  a
                          reconciliation  of said  license  and sales  promotion
                          fees account  setting  forth the credits to Licensee's
                          account by reason of amounts collected for Licensor by
                          suppliers by way of the aforesaid surcharge method. In
                          the event  Licensee  shall  fail to submit  reports in
                          accordance with Paragraph 9.4,  Licensor may make said
                          reconciliation  of amounts due in conformance with its
                          best judgment with regard to said amounts due and same
                          shall be  conclusive  as to the amounts  due  Licensor
                          from Licensee  unless within a period of ten (10) days
                          after  mailing of said  reconciliation  to Licensee by
                          Licensor,   Licensee   provides  evidence  in  a  form
                          satisfactory to Licensor of the correct amounts due.

                          Licensee shall pay such amounts, if any, determined to be owed pursuant to Licensor's reconciliation within ten (10) days after a mailing of notice to Licensee by Licensor. If Licensor determines that Licensee has over-paid license or sales promotion fees on the surcharge basis, Licensor shall remit to Licensee an amount equal to the excess fees collected at the time the monthly or quarterly reconciliation is provided Licensee.

Reports and         9.4   Licensee  shall keep true  records from which all sums
Records                   payable under this  Agreement and the dates of accrual
                          thereof may be readily determined. Licensee shall make
                          written  reports to  Licensor in such form as Licensor
                          may from time to time prescribe  within  fourteen (14)
                          days after the end of each month's  operation  setting
                          forth the amount of gross sales of all products  from,
                          or in connection with the operation of, said store and
                          the business thereof during said month. In addition to
                          the   foregoing,   and  in   addition  to  such  other
                          information as Licensor may from time to time require,
                          said  monthly  report shall  accurately  set forth the
                          total  number of gallons of mix,  the total  number of
                          pounds  of  meat,  and the  quantity  of  other  basic
                          commodities  used  during  said month and the  sources
                          from which said mix, meat and other  commodities  were
                          purchased   together  with  a  complete  statement  of
                          Licensee's  cost of  labor,  utilities,  rent and each
                          other  cost  of  operation.  For the  purpose  of said
                          reports  the date of use of such  mix,  meat and other
                          commodities  shall be deemed to be the date of receipt
                          at the store.  Licensor,  American  or the  authorized
                          representative  of either  shall have the right at all
                          times  during  the  business  day to enter  Licensee's
                          premises  where  books and  records  relative  to said
                          store are kept,  and to  inspect,  copy and audit such
                          books  and  records.   In  the  event  that  any  such
                          inspection  or audit  reveals a variance of 3% or more
                          from  data  reported  to  Licensor  or  American,   in
                          addition to any other rights it may have, Licensor or American may conduct such further periodic audits and/or inspections of Licensee's books and records as it reason- ably deems necessary for up to one year thereafter and such further audits and/or inspections shall be at Licensee's sole expense including without limitation reasonable professional fees, travel and room and board expenses directly related thereto.

Financial           9.5   Licensee agrees to employ sound  financial  management
Planning and              practices  in  connection  with the  operation of said
Management                business  and to that end Licensee  shall  maintain on
                          forms approved or  provided  by Licensor or American

Also See Addendum
to Paragraph 9.5
                          a monthly profit plan, a monthly profit and loss statement and a monthly balance sheet accurately reflecting the operations and condition of said business. In addition to the foregoing, Licensee shall employ such methods of recordkeeping, bookkeeping and reporting as Licensor shall from time to time reasonably require and copies of all monthly profit plans, profit and loss statements, sales summaries and breakdowns for the preceding month shall be forwarded to Licensor on or before the fourteenth day of the following month.

                    9.6 Licensee agrees to pay promptly, when due, all taxes and assessments that may be assessed against said premises or the equipment or supplies used in connection with Licensee's business, all liens and encumbrances of every kind and character created or placed upon or against any of said property and all accounts and other indebtedness of every kind incurred by Licensee in the conduct of said business. In the event Licensee should default in making any such payment, Licensor shall be authorized but not required, to pay the same on Licensee's behalf and Licensee's covenants promptly to reimburse Licensor on demand for any such payment. to Licensor by the same arise this Paragraph vision of this interest at 12% per annum and all amounts owing Licensee hereunder, whether under the provisions of 9.6 or under any other pro Agreement, shall bear annum or the maximum rate permitted by law, whichever is less, from and after the date of accrual thereof.

Timely              9.7   The default by  Licensee in the  timely payment of any
Payment                   indebtedness owing to Licensor and/or American,  or to
                          any  affiliates of Licensor  and/or  American,  or the
                          default by Licensee in the payment of any indebtedness
                          of Licensee with respect to which Licensor or American
                          or any of Licensor's and/or American's affiliates is a
                          guarantor,   co-signer,  endorser  or  obligor,  shall
                          constitute  a  breach  of  this  Operating  Agreement,
                          rendering   the  same   subject  to   termination   in
                          accordance  with the provisions of Paragraphs 10.1 and
                          10.2 hereof.

Insolvency,         9.8   In the event that  Licensee be declared  insolvent  or
Etc.                      bankrupt,  or in the event a  receiver  is  appointed,
                          this Operating Agreement shall automatically terminate as of the date of such declaration or appointment.

Liability and       9.9   Licensee  hereby  waives all claims  against  Licensor
Insurance                 and/or American for damages to property or injuries to
                          persons  arising out of the  operation  of  Licensee's
                          business,   and  Licensee  shall  indemnify  and  save
                          Licensor  and/or  American  and/or the  affiliates  of
                          either harmless of and from
                          any damage or injury to  property  or persons  arising
                          from  or in  connection  with  the  operation  of said
                          business or the  consumption  of the product  thereof.
                          Licensee  further  agrees to purchase  and maintain in
                          full  force  and  effect   during  the  term  of  this
                          Agreement,  at  Licensee's  sole  expense,   liability
                          insurance  in  an  aggregate   amount  not  less  than
                          $300,000 insuring Licensee, Licensor and American from li4 ability for any and all such damage or injury and Licensee further agrees to deliver to Licensor a proper certificate evidencing the existence of such insurance coverage and Licensee's compliance with the provisions of this paragraph and which provides that Licensor and American will be given thirty (30) days prior written notice of material change, termination or cancellation of the policy. Said insurance coverage shall commence as of the date Licensee commences operating a "Dairy Queen" retail store or as of the date the Authorized Location is first identified as a site on which a "Dairy Queen" retail store will be operated, whichever shall first occur.

Assignment and      9.10  Licensee  agrees not to  transfer,  assign or alienate
Transfer                  his interest herein or here- under in whole or in part
                          without the prior written  consent of Licensor,  which
                          consent  shall  not  be  withheld  unreasonably,   but
                          Licensor may insist that any proposed assignment be an
Also See Addendum         assignment of all of Licensee's interest hereunder and
to Paragraph 9.10         that any proposed  assignee be a person, in Licensor's
                          reasonable  judgment,   qualified  to  provide  active
                          supervision  over  the  operation  of  said  store  in
                          compliance with Licensee's  obligations  hereunder and
                          who has  sufficient  net worth and  sources of capital
                          which meet Licensor's then current  requirements for a
                          store operation of the type  contemplated by this form
                          of agreement.  In the event  Licensee's  said interest
                          should be so transferred  or assigned,  Licensee shall
                          pay to Licensor contemporaneously therewith the sum of
                          One Thousand  Five  Hundred  Dollars  ($1,500),  or an
                          amount  equal to one-half of the license  fees paid or
                          payable by  Licensee in respect of  operations  in the
                          twelve (12) months  ending with the month prior to the
                          month in which the  assignment is approved,  whichever
                          is the greater amount, as a fee for the preparation of
                          a new  Operating  Agreement in  assignee's  name,  for
                          Licensor's  assistance in reset-up of the retail store
                          and  for  any  and all  other  expenses  incurred  and
                          services   rendered  by  Licensor  in  effecting  said
                          tran@fer.  In the  event of any such  assignment,  the
                          assignee,  as a condition of Licensor  approving  such
                          assignment,   must   attend  and  to  the   reasonable
                          satisfaction of Licensor
                          successfully    complete,   at   assignee's   expense,
                          American's  training  program at  American's  training
                          center.  In  the  event  Licensee  is  a  corporation,
                          partnership or other entity, any transfer or transfers
                          of  stock  (or  other  form  of  ownership   interest)
                          constituting in the aggregate a controlling interest in Licensee shall be subject to the consent, transfer fee and all other applicable provisions of this Agreement. Licensor may withhold its consent to any proposed transfer until all amounts owed by Licensee to Licensor, American, the affiliates or subsidiaries of either and approved "Dairy Queen" suppliers have been paid in full.

Offsets             9.11  Licensee waives any and all existing and future claims and offsets against any amounts due hereunder, which amounts shall be paid when due. Licensor and American shall be entitled to apply or cause to be applied against amounts due to either of them or any of their respective affiliated com- panies any amounts which may from time to time be held by either of them or their respective affiliates on Licensee's behalf or be owed to Licensee by Licensor or American or their respective affiliates.-

                               CONTRACT VIOLATION

Remedies,        10.     In  the  event  of  any  dispute  between  the  parties
Arbitration              hereto arising under,  out of, in connection with or in
                         relation  to this  Agreement,  said  dispute  shall  be
                         submitted  by the  parties  to binding  arbitration  in
                         accordance  with the Rules and Procedures and under the
                         auspices of the American Arbitration  Association.  The
                         arbitration  shall  take  place at the  capital  of the
                         state of the Authorized Location of Licensee or at such
                         other  place  as  may  be  mutually  agreeable  to  the
                         parties.  The  decision  of the  arbitrators  shall  be
                         final,and binding on all parties.  Notwithstanding  the
                         foregoing,  Licensee  recognizes that his "Dairy Queen"
                         store  is one of a large  number  of  stores  similarly
                         situated  and selling to the public  similar  products,
                         and hence the failure on the part of a single  licensee
                         to  comply  with the terms of his  Operating  Agreement
                         could cause  irreparable  damage to Licensor,  American
                         and/or to some or all other  "Dairy  Queen"  licensees.
                         Therefore, it is mutually agreed that in the event of a
                         breach or threatened breach of any of the terms of this
                         Operating   Agreement  by  Licensee,   Licensor   shall
                         forthwith be entitled to an injunction restraining such
                         breach  and/or  to a  decree  of  specific  performance
                         without  having  to show or prove  any  actual  damage,
                         together with recovery of  reasonable  attorney's  fees
                         and other costs  incurred in obtaining  said  equitable
                         relief,   until  such  time  as  a  final  and  binding
                         determination is made by the
                         arbitrators. The foregoing equitable remedy shall be in addition to, and not in lieu of, all other remedies and rights which Licensor might otherwise have by virtue of any breach of this Agreement by Licensee.

Breach of           10.1  Licensee  shall be in default  hereunder  if  Licensor
Contract                  determines  that Licensee has made any false report to
                          Licensor,  or has  failed to pay when due any  amounts
                          owed to Licensor, or has in Licensor's judgment in any
                          other way breached any of the terms of this Agreement,
Also See Addendum         including  but  not  limited  to,  failing  to  submit
to Paragraph 10.1         required reports,  failing to meet any requirements or
                          specifications established with respect to product quality, physical property, conditions or equipment or materials used, products manufactured, menu or use of approved products, packages or promotional materials.
                          Failure of Licensee to pay to Licensor any past due amount owed within fourteen (14) days of Licensor's written notice of default therein shall be construed as Licensee's voluntary abandonment of this Agreement and the franchised business hereunder operated.

                    10.2  Except as hereinafter provided, failure of Licensee to cure a default by Licensee  hereunder  within fourteen
                          (14) days from the date of a written notice of default
Also See Addendum         mailed or delivered to Licensee,  which notice  states
to Paragraph 10.2         such  default,  shall  give  Licensor  good  cause  to
                          terminate  this   Agreement.   Termination   shall  be
                          accomplished  by mailing  or  delivering  to  Licensee
                          written  notice of  termination,  which  notice  shall
                          state the grounds therefore and shall be effective (i)
                          immediately  in any case of voluntary  abandonment  of
                          this  Agreement by Licensee of  conviction of Licensee
                          of  an  offense   directly  related  to  the  business
                          conducted hereunder; or (ii) sixty (60) days after the
                          date of such notice of termination in all other cases;
                          provided,  however,  that  notwithstanding  any  other
                          provision of this  Paragraph 10, this Agreement may be
                          terminated  immediately  upon  failure of  Licensee to
                          cure within  twenty-four  (24) hours of notice thereof
                          any  default  under this  Agreement  which  materially
                          impairs  the  good  will  associated  with  any of the
                          Trademarks.   In  addition  to  the  foregoing,   this
                          Agreement may be terminated by Licensor upon any ground or by any period of notice as may be permitted from time to time by applicable law or regulation. Any notice of default of termination shall be personally delivered or be mailed by certified or registered mail, return receipt requested, postage prepaid.

Land, Building      10.3  Subject to the provisions of Paragraph 5.4 hereof, any
Lease, or Failure         failure to rebuild or repair and reopen for  operation
to Reopen                 Licensee's  destroyed or damaged  store or store whose
                          lease has been terminated or not renewed within one year of the date of occurence of such termination, destruction or damage, shall automatically terminate this Operating Agreement.

                               TERMINATION RIGHTS

                 11.     Upon the termination of this Operating Agreement:

Reversion of        11.1  All rights to the use of the  Trademarks and the right
Trademark                 and license to conduct said business at the Authorized
Rights                    Location  shall revert to Licensor and Licensee  shall
                          immediately  cease all use of the  Trademarks  and pay
                          all monies due at said date.  Licensee  shall promptly
                          and at his own expense  remove or obliterate all store
                          signage and displays furnished to Licensee by Licensor
                          and  shall  remove  or   obliterate   and   thereafter
                          discontinue all use of any signage or displays at the Authorized Location or in his possession bearing any of the Trademarks or names or material confusingly similar to any of the Trademarks.

                    11.2 All right, title and interest of Licensee in and to this Operating Agreement shall become the property of Licensor.

Purchase            11.3  Licensor  shall have the first  option to purchase any or all equipment,  fixtures,  furnishings or supplies,
                          of whatever kind, owned by Licensee and used by him in
                          the production of the "Dairy Queen" product, or any of
                          the  other   approved   products   under  any  of  the
                          Trademarks  hereunder  at  a  price  determined  by  a
                          qualified  appraiser selected with the consent of both
                          parties.   if  the  parties   cannot  agree  upon  the
                          selection of such an appraiser he shall be appointed by a Judge of the United States District Court of Licensee's Authorized Location upon petition of either party. Said option to purchase may be exercised by Licensor at any time within thirty (30) days from the date of such termination or within thirty (30) days after the date of the receipt by Licensor of the appraiser's determination, whichever shall be the later date, and shall not be impaired or terminated by the attempted sale or other transfer of any such equipment or supplies by Licensee to a third party.
                          Upon the exercise of such option and tender of payment for any such equipment or supplies, Licensee agrees to sell and deliver the same to Licensor free and clear of all encumbrances, and to execute and deliver to Licensor a bill of sale therefore.

Non-                11.4  Licensee  shall not directly or  indirectly  engage in
Compete                   any  competitive  business  within  2,000 yards of the
                          Authorized Location for a period of one year after said date of termination of this Agreement except through a Bowlin' s or an af filiate in operation at the time of signing.

                               PERMITTED PRODUCTS

                 12.     It is  mutually  understood  and agreed  that the store
                         facilities and operations of Licensee hereunder may include in addition to "Dairy Queen" or "Dairy Queen/Brazier" food and beverage service the sale of various other products not identified or designated by Company's Trademarks, including, but not limited to, motor vehicle fuel, oil and related automotive products, souvenir-type products, tobacco products, sundries, and packaged food products not intended for consumption on the premises where sold and which are not competitive with food and beverage products identified or designated by the Trademarks (all of said products collectively referred to in this Agreement as "Permitted Products"). In order to prevent public confusion, preserve and protect the Trademarks and establish the principles which shall govern Licensee's sale of Permitted Products and usage of the Trademarks, the parties agree that notwithstanding any provision of this or any other Agreement to the contrary, the following provisions shall control with regard to Permitted Products:

                    12.1 Licensee may sell Permitted Products from its licensed store. Licensee may use in the business operated hereunder in the manner and to the extent permitted by this Agreement marks and names identifying Permitted Products.

                    12.2 The Trademarks shall not under any circumstances be used to identify or designate Permitted Products or any other productcs) for which use of the Trademarks has not been specifically authorized by American. Permitted Products shall be sold only from physical facilities (such as a different area, room or building) which are clearly distinct and apart from the "Dairy Queen" retail store.

                    12.3 No product shall be sold from any part of any sublicensed store's site which detracts or threatens to detract from the reputation or goodwill of the "Dairy Queen" trade name or any of the Trademarks. Licensor shall have the right to direct Licensee to remove from the store and discontinue the sale of any product item or items which in American's good faith judgment violates the quality standard of the preceding sentence. No product shall under any circumstances be sold from the "Dairy Queen" portion of the licensed store which has not received the specific prior approval of Licensor.

                    12.4 A building design and related facility standards, based upon American's existing design and specifications for "Dairy Queen"/ "Brazier" stores, shall be developed by mutual consultation and agreement, which shall take into account the particular requirements for a "Dairy Queen" or "Dairy Queen"/"Brazier" facility to be situated along an Interstate highway. Licensee shall comply strictly with the design and facility standards developed hereunder.

                    12.5 Notwithstanding Paragraph 8.2 hereof, Licensee may employ off-site advertising media such as billboards and radio commercials, provided such advertising is approved by Licensor and American, and provided further that no such advertising shall be used which creates or fosters any confusion as to the identity, source or quality of goods identified or designated by the Trademarks. Licensor acknowledges that it may be necessary to share extant billboard space with an existing Stuckey's, Wayfara or other store, and Licensor requires that advertising for the "Dairy Queen" store be as visually and physically separate from the other advertising as is feasible.

                    12.6 Because the "Dairy Queen" store hereunder may also sell Permitted Products, the parties agree that notwithstanding any other provision of this Agreement or any other contract between the parties, Licensor deems it to be necessary and desirable, to permit the following:

                          a.   To allow Licensee to sell  Permitted  Products in
                               conjunction   with  a  "Dairy  Queen"  or  "Dairy
                               Queen"/"Brazier" store;

                          b. To allow the principal shareholders of Licensee and members of their immediate families to own any amount or class of stock or debt in any Bowlln's business;

                          c. To the extent and in the manner permitted hereunder, to allow Licensee to sell and to advertise Permitted Products in conjunction with products identified or designated by the Trademarks;

                          d. Subject to Paragraph 6.1 hereof, to relieve Licensee from the obligation with respect to Permitted Products, to purchase and use equipment, supplies, ingredients and services approved by American;

                          e. To allow Licensee to construct and equip its retail store in accordance
                               with   building   design  and  related   facility
                               standards developed under Paragraph 12.4 hereof;

                          f. To relieve Licensee: (i) from the obligation of using, in preparing or selecting Permitted Products, ingredients, formulas and supplies specified by American; (ii) from the obligation to observe, with respect to Permitted Products, the requirements relative to portions, sizes, appearance and packaging set forth in American's "Store Management Operations Manual" and "product preparation charts"; and (iii) with respect to Permitted Products, to allow the use of other supplies and customer service materials without regard to standards of uniformity and quality as are now or hereafter set by American;

                          9. To allow Licensee its principal shareholders or members of their immediate families to engage in a competitive business within 2,000 yards of the Authorized Location of the store licensed hereunder, as defined in the Operating Agreement, but only through a Bowlin's business; and

                          h. To relieve stockholders of this corporate Licensee from the obligation of personally guarantying the obligations of Licensee under the Operating Agreement. Sale or transfer of this License to another corporation shall include the then customary guarantees required of corporations.

                               GENERAL PROVISIONS

                    13.1 In the event any one or more clauses of this Agreement shall be held to be void or unenforceable for any reason by any court of competent jurisdiction such clause or clauses shall be deemed to be separable and of no force or effect in such jurisdiction and the remainder of this Agreement shall be deemed to be valid and in full force and effect, and the terms of this Operating Agreement shall be equitably adjusted so as to compensate the appropriate party for any consideration lost because of the elimination of such clause or clauses.

                    13.2 Any waiver by Licensor of any breach or default by Licensee shall not be deemed to be a waiver of any other or subsequent breach or default nor an estoppel to enforce its rights in the event of any other or subsequent breach.

                    13.3 This Agreement, and the application form executed by Licensee requesting Licensor to enter into this Agreement, constitute the sole agreement between the parties with respect to the entire subject matter of this Operating Agreement and embodies all prior agreements and negotiations with respect to the "Dairy Queen" business. There are no representations of any kind except as contained herein and in the aforesaid application.

                    13.4 Except as otherwise provided in this Agreement, any notice, demand or communication provided for herein shall be in writing, signed by the party giving the same, deposited in the registered or certified United States mail, return receipt requested, postage prepaid, and;

                          a. If intended for American shall be addressed to American Dairy Queen Corporation at 5701 Green Valley Drive, Minneapolis, Minnesota, 5S437;

                          b. If intended for Licensor shall be addressed to Licensor at the address hereinabove set forth;

                          c. If intended for Licensee, shall be addressed to Licensee at the Authorized Location hereinabove designated;

                          or to such other address as may have been given to the other party by notification as herein provided.

                          Notices for purposes of this Agreement shall be deemed
**Refer to Addendum to    to  have  been  received **
    Paragraph 13.4

                    13.5 If Licensee consists of two or more individuals, such individuals shall be jointly and severally liable and references to Licensee in this Agreement shall include all such individuals. Reference to Licensee as male shall also include a female licensee, partnership or corporation or any other business entity. Headings and captions contained herein are for convenience of reference only and shall not be taken into account in construing or interpreting this Agreement.

                    13.6 Subject to the terms of Paragraph 9.10 hereof, this Agreement shall be binding upon and inure to the benefit of the administrators, executors, heirs, successors and assigns of the parties.

                    13.7 This Agreement shall be effective only when approved by an officer of American and shall be governed by and interpreted in accordance with the law of the state in which the Authorized Location is Located.

                    13.8 This Agreement shall be deemed to be amended from time to time as may be necessary to bring any of its provisions into conformity with valid applicable laws or regulations.



IN WITNESS WHEREOF, the parties hereto have executed the foregoing "Dairy Queen" Operating Agreement the date first above written.

                                     LICENSEE



                                     Bowlin's Inc.
                                     ----------------------------------


ATTEST:                              By: M.L. Bowlin
                                     ----------------------------------

Signature Illegible                  Its:  President
------------------------             ----------------------------------
                                     LICENSOR



ATTEST:                              INTERSTATE DAIRY QUEEN CORPORATION
                                     ----------------------------------


Cathryn E. Campbell                  By Signature Illegible
------------------------               --------------------------------
                                       Its President
                                          -----------------------------

                                     APPROVED:

                                     AMERICAN DAIRY QUEEN CORPORATION


                                     By Signature Illegible
                                       --------------------------------
                                       Its  Vice President
                                          -----------------------------

                                                 I-10 & Exit 62 Approx. 20 Miles
                                                 West of Deming, NM


                                                 DATE:  ________________________
                                                 INITITALS:_____________________



              SALES PROMOTION PROGRAM FEE ADDENDUM TO PARAGRAPH 9.1
                      OF "DAIRY QUEEN" OPERATING AGREEMENT

Licensee is obligated to pay sales promotion fees as specified in Paragraph 9.1 of the Agreement.

However, in recognition that Licensor's Licensees in the past have expended more than 3% of sales on sales promotion (primarily in an outdoor setting in order to attract highway travellers), American and Licensor have temporarily without prejudice allowed ADI #0069 Licensees to retain all or a portion of sales promotion fees and to credit certain sales promotion expenditures against these fees provided that:

         (I.) Such expenditures are certified annually as specified in each fiscal year's ADI #0069 Requirements Bulletin, and;

         (2.) Unspent portions of the fiscal-year sales promotion fee are remitted to Licensor by January 31 of the following year.

Events in American's and Licensor's exclusive discretion and judgement may, in the future, require, and Licensee hereby agrees to make, full and regular monthly payments of the sales promotion program fee to Licensor or American.

Licensee is obligated to participate  annually in the Annual  Marketing  Program
(AMP) and the Interstate Marketing Program (IMP) each year that these programs are in effect. In cases where Licensee pays all, or a portion, of the sales promotion fee monthly to Licensor, the annual AMP and IMP fees will be paid from amounts remitted to Licensor. The AMP fee will then be forwarded by Licensor to American. In cases where Licensee does not pay sales promotion fees monthly to Licensor, but instead retains them for local expenditure as specifed above, Licensee shall remit the AMP and IMP annual fees to Licensor upon being invoiced for these fees. Licensor will forward the AMP fee to American. Such AMP and IMP fees are certifiable expenditures that can be credited against the total sales promotion fee due for that fiscal year.

                                                 I-10 & Exit 62 Approx. 20 Miles
                                                 West of Deming, NM


                                                 DATE:  ________________________
                                                 INITITALS:_____________________



         ADDITIONAL STORE DEVELOPMENT PROGRAM ADDENDUM TO PARAGRAPH 9.10
                    OF THE "DAIRY QUEEN" OPERATING AGREEMENT


In the event of any assignment of the franchise, transfer of assets or stock of the franchisee, or change of management of franchisee which requires the prior approval of Licensor, Licensor may at its election require Licensee to pay a transfer fee in addition to that fee specified in Paragraph 9.10. This supplemental fee is based on the following formula:

TRANSFER & ASSIGNMENT WITHIN                         SUPPLEMENTAL TRANSFER FEE

   One Year of Opening                                        $25,000
   First Year to Second Year                                   18,000
   Second Year to Third Year                                   13,000
   Third Year to Fourth Year                                    9,000

The supplemental transfer fee reimburses Licensor for the loss of the service and set-up fee of $25,000 in respect to a "Dairy Queenlt/"Brazier" operation, which was waived in connection with Licensor's Additional Store Development Program, inasmuch as said program is intended to promote development and operation of additional stores by a seasoned Licensee.

                                  APPENDIX "A"

Licensee has the right to use the following trademarks and service marks In accordance with the attached Operating Agreement.

This Appendix "A" may be amended by Company from time to time in order to make available additional trademarks or service me unavailable. Licensee agrees to use only those trademarks and service marks which are mark* or to delete those which then currently authorized.

  DAIRY QUEEN(R)                         DO(R)
  BRAZIER(R)                             DAIRY QUEEN IN ELLIPSE LOGO(R)
  MR. MISTY(R)                           BROWNIE DELIGHT(R)
  MR. MISTY KISS(R)                      THE CONE WITH THE CURL ON TOP(R)
  LET'S ALL GO TO THE DAIRY QUEEN(TM)    DESIGN:THE CONE WITH THE CURL ON TOP(R)
  FIESTA(TM)                             QUEEN'S CHOICE AND DESIGN(R)
  FULL MEAL DEAL(TM)                     DOUBLE DELIGHT(R)
  CHILI DOG SPLIT(R)                     STARKISS(R)
  PEANUT BUSTER(R) PARFAIT               BIG "Q"(R)
  FUDGE NUT BAR(TM)                      IT'S A REAL TREAT(TM)
  BANANA SUPREME(R)                      DO CHIPPER SANDWICH(R)
  WE TREAT YOU RIGHT(R)                  BLIZZARD(R)
  MORE BURGER THAN BUN(R)                CHOCOLATE PEANUT BUTTER CRUNCH(TM)
  SUPER DOG(TM)                          MR. MALTIE(R)
  ROYAL BANANA SPLIT(TM)                 DO CHOCOLATE CHIP COOKIE SANDWICH(R)
  SNAK DEAL(TM)                          CHOCOLATE MOUNTAIN SUNDAE(R)
  BUSTER BAR(R)                          BIG CONE AND DESIGN(R)
  DILLY(R) BAR                           DQWICH(R)
  DILLYWICH(R)

Each of the above trademarks and/or service marks must be used only in the manner specified by the Company and in connection with the goods and/or services specified by the Company. No deviations will be permitted.


4/88

(R)  Reg.  U.S. Pat.  Office Am.  D.O. Corp. (TM)Trademark, Am.  D.O. Corp.

APPENDIX "B"                       Date:___________________  Initials:__________
Dairy Oueen'D /BrazierO
(Please attach to copy of current operating aiprooment)

Below is listed the approved menu of Company for Dairy Queens /BrazierO stores which is in current use and effect. Licensee is authorized to use this menu in accordance with the attached Operating Agreement.

This Appendix "B" may be amended by Company from time to time in order to make available additional products or to delete those which become unavailable. Licensee agrees to use only those products which are then currently authorized for use in Dairy Queen/Brazier stores.

Licensee shall use in preparing products only such ingredients, formulas and supplies as are specified by Company and in such portions, sizes. appearance and package as set forth in Company's most current "Store Management Operations Manual" and "Product Preparation Charts."


            Required                                        Required                                         Required
            --------                                        --------                                         --------
      Brazier(R) Food Items                       Dairy Queen* Soft Serve Items                          Beverage Items
      ---------------------                       -----------------------------                          --------------

Homestyle Hamburgers:                             Cones                                             A minimum of three carbonated
 Single                                           Dipped Cones                                           soft drinks"
 Double                                           Sundaes                                           Mr. mistyo
 Triple                                           Shakes/Maits
     w/Leftuce and Tomato                         Float
     w/Cheese                                     Mr. MisWO Float'
DQ  Homestyle(TM)  Ultimate  Burger               Freeze
HotDog                                            Mr. Misty* Freeze'                                     Optional
     w/Chili                                      Banana Split                                           --------
     w/Choess                                     Peanut Buster* Parfait                               Boveragwitems
DO Hounder-                                       Nuttty Double Fudges                                 -------------
     wichill                                      Hot Fudge Brownie Delight*
     W/Choose                                     Blizzards Flavqr Treats                           Soft Drink 32 fl. oz.".
DO Hounder Basket DealTM                          Home Pak:                                         Milk
Fish Fillet Sandwich                                   Pint                                         Coffee
     w/Choose                                     Novelties:                                        Hot Chocolate
Chicken Breast Fillet Sandwich                         Dilly* Bar                                   Iced Tea
     w/Choose                                          Buster BarO and/or Fudge Nut Bar-            Lemonade
French Fries                                           DO* Sandwich and/or DC)wichO                 Diet Soft Drinks"
     Regular
     Large
Onion Rings
     Regular

      Optional                                               Optional
      --------                                               --------
 BrazierO Food Items                              Dairy Queenlb Soft Serve Items
 -------------------                              ------------------------------

Super Dog-                                        Cone 9 oz.
     W/Chili                                      Dipped Cone 10 oz.
     w/Choose                                     Strawberry Shortcake
Basket Deals:                                     Banana SupromoO
     Chicken Breast Fillet                        Shake'N Sundae
     Fish Fillet                                  Parfait
     Pork Loin Fritter                            Soda
Polish Sausage                                    Sundae 14 oz.
Barbecue Sandwich                                 Float 21 R. oz.
Chill BovA                                        Mr. MistyO Float 21 ff. oz.'
Nachos                                            Freeze 21 ff. oz. -
Pork Loin Fritter                                 Mr. MistyO Freeze 21 H. oz.'
Chicken Nuggets                                   BlizzardO Flavor Treat 32 fl. oz.
Fried Mushrooms                                   Mr. Misty Klass' and/or Starki"O
Turnover                                          DO Chipper Sandwich* or
Prepackaged Lettuce & Tomato Salads               DC) Chocolate Chip Cookie SandwichO
Biscuit Breakfast...                              DO Push
Traditional Breakfast...                          Low-Fat Soft Frozen Yogurt...
Salad Bar...                                      Dairy Queen* Frozen Cakes and)
Onion Rings                                            Blizzards Pies...       )Mandatory for Franchise
     Large                                        Queen'& Cho@ Premium Hard    )Agreement I after 2/86.
                                                       lee Cr@.                )


*     Mr. Misty* contract stores only.

** All carbonated drinks must be of high quality in national distribution and made by a primary manufacturer.

*** These items are Optional menu additions to be sold only by Dairy Queen or Dairy Queen/Brazier store operators who have been certified to do so by American Dairy Queen Corporation or a Territory Operator for store franchise owners franchised directly by them In their respective are". The product weightsiportions for these items are Filled In the r product preparation procedure* from ADOC.

4/86 Note: The Dairy Queen soft serve and Braizer food and beverage items listed on the National Optional Menu, shown above, may be sold by Licensee if Licensee desires to do so, but are not required to be sold.

(R)   Reg. U.S. Pat. Off., Am. D.Q. Corp.

                                                          DATE:_________________

                                                        INITIALS:_______________

                        APPENDIX D: ADDITIONAL ADDENDA TO
                   "DAIRY QUEEN" OPERATING AGREEMENT DATED ___/___/___


1. PARAGRAPH 4.6 (page 6). Licensor advises that the purpose of this paragraph is full disclosure.

2. PARAGRAPH 6.1 (page 7). Licensee sells packaged alcoholic beverages intended for off-premise consumption in Licensee's store building adjoining the "Dairy Queen"/"Brazier" store. Licensee will not dispense alcohol intended for on-premise consumption from the adjoining non-"Dairy Queen"/"Brazier" store and will not sell any alcoholic beverages from the "Dairy Queen"/"Brazier" store.

3. PARAGRAPH 9.5 (pages 13 & 14). Licensor will allow Licensee to submit monthly the profit and loss statement and consolidated balance sheet generated by Licensees in-house computer in lieu of American's standard profit and loss statement form, provided Licensee's form identifies a separate "Dairy Queen"/"Brazier" profit center.

4. PARAGRAPHS 10.1, 10.2 AND 13.4 (pages 17 & 22). Licensor will mail any notices specified in said paragraphs via certified mail, return receipt requested. For purposes of this Agreement, notice will be deemed to have been received by Licensee on the earlier of the date of delivery or the date of the first attempted delivery as indicated on the return receipt. In the absence of a noted delivery date or a noted attempted delivery date, notice will be deemed to have been received 15 days from the noted date of mailing.

                                    AGREEMENT
                                    ---------

               THIS AGREEMENT made and entered into by and between American Dairy Queen Corporation, hereinafter referred to as "ADQ," and Bowlin's, Inc., hereinafter referred to as "Bowlin's."
               WHEREAS, a certain "Dairy Queen" Operating Agreement, hereinafter referred to as "Operating Agreement," dated July 29, 1976, was entered into by and between Richard G. Kassel and G. Leone Kassel as Licensor, hereinafter referred to as "Kassels," and Garland Sarratt and Virginia Sarratt as Licensee, hereinafter referred to as "Sarratts," covering the operation of a "Dairy Queen"/"Brazier" store in Deming, New Mexico; and
               WHEREASI ADQ has acquired Kassel's rights as Licensor and Bowlin's have acquired Sarratts rights as Licensee under said Operating Agreement; and WHEREAS, Paragraph 1.1 of said Operating Agreement precludes the Licensor (ADQ) from establishing another "Dairy Queen" retail store in Luna County, New Mexico, hereinafter referred to as "protected area"; and
               WHEREAS, Bowlin's wish to develop a store under ADQ's territory operator Interstate Dairy Queen Corporation at the southwest quadrant of I-10 and exit 62 in Luna County, New Mexico; and
               WHEREAS, the parties hereto, in order to facilitate such development, have mutually agreed to modify said protected area;
               NOW, THEREFORE in return for the mutual conveyance herein contained, the parties agree as follows:

               1.   Paragraph 1.1 of the Operating Agreement, referred to above,
                    is  hereby   deleted  in  its  entirety  and  the  following
                    substituted therefor:

               1.1 Establish and operate a retail store under the name "Dairy Queen" at 1414 E. Spruce, Deming, New Mexico 88030 and Licensor agrees that it will not establish another "Dairy Queen" retail store within the following defined territory:
                    County of Luna, New Mexico, except for a location to be developed by Licensee as a sublicensee of Interstate Dairy Queen Corporation at the southwest quadrant of I-10 and exit 62.

               2. All of the terms and conditions of the Operating Agreement referred to above shall remain unchanged.

               IN WITNESS WHEREOF the parties have executed this Agreement the 23 day of October, 1989.


                                             LICENSOR:

                                             AMERICAN DAIRY QUEEN CORPORATION

                                             By:  Signature Illegible
                                                  ----------------------------
                                             Its: Vice President
                                                  ----------------------------

                                             LICENSEE:



                                             BOWLIN'S, INC
                                             By:  Signature Illegible
                                                  ----------------------------
                                             Its: E.V.P
                                                  ----------------------------

                               AMENDMENT AGREEMENT


AMENDMENT AGREEMENT is made and entered into as of the 23rd day of October 1989 with respect to the "Dairy Queen" Operating

Agreement dated June 7, 1989 between BONLINIS, INCORPORATED, a New Mexico Corporation whose head office is located in Albuquerque, NM (hereinafter "Licensee") and INTERSTATE DAIRY QUEEN CORPORATION, a Georgia Corporation whose head office is located in Washington, DC (hereinafter "IDOC").

WITNESSETH:

WHEREAS, The parties desire to amend the aforesaid Operating Agreement,

NOW, THEREFORE, In consideration of the premises and of the considerations set forth herein, the parties hereby agree as follows:

1. It is understood that, in the event that by December 31, 1991, ID(2C shall have executed six or more sublicense agreements with respect to locations in the I-10 territory as defined in the Territory Agreement dated January 8, 1988 between American Dairy Queen Corporation (hereinafter "ADO") and IDOC, IDQC may elect, under terms of the Developmental Rights Agreement dated January 1, 1977 between ADO and IDQC, to enter Into a territory agreement (hereinafter "the New I-10 Territory Agreement") with respect to the entire corridor area lying within one-half mile of the center line of I-10, excluding therefrom any portion of said corridor area within the state of Texas and any portion for which ADQ has prior to that time granted "Dairy Queen"/"Brazier" franchise or license rights to any third party.

2. In the event that IDQC does so enter into the New I-10 Territory Agreement, effective upon execution of said Agreement, IDQC will pay to Licensee one-third (1/3) of the continuing license fee that IDQC receives from its sublicensee for the "Dairy Queen"/"Brazier" store located at the southwest quadrant of I-10 and Exit 62 (hereinafter "the Site"). The continuing license fee payable to IDQC by its sublicensee will be no less than 4% of gross retail "Dairy Queen"/"Brazier" restaurant sales, exclusive of retail sales tax and exclusive of sales of permitted products as these products are defined in the Operating Agreement.

3. The IDQC payment specified in Paragraph 2 of this Amendment Agreement will be payable to Licensee but will not be assignable.

4. If the Operating Agreement is terminated pursuant to provisions of said Operating Agreement, this Amendment Agreement will become null and void.

5. IDQC will require sublicensee for the "Dairy Queen"/"Brazier" store at the Site to furnish a store monthly report accurately setting forth total sales, by department, on which a continuing license fee is payable, as well as such other information as IDQC requires in accordance with Paragraph 9.4 of the Operating Agreement. Effective upon execution of the New 1-10 Territory Agreement, IDOC will forward to Licensee a copy of each report and payment of the one-third (1/3) portion of the continuing license fee by the 25th of the month following the month in which said report and continuing license fee is received by IDQC, unless Licensee is also the sublicensee for the "Dairy Queen"/"Brazier" store at the Site. In such event. IDQC will not forward a copy of each report back to Licensee and Licensee will retain the one-third portion of the continuing license fee each month. The parties to this Amendment Agreement acknowledge that ADQ and IDOC have the right to audit the sublicensee and agree that Licensee will receive its pro-rated share of any continuing license fee assessment as a result of an audit.

IN WITNESS WHEREOF, The parties have executed this Amendment Agreement effective as of the day and year first above written.

                                      BOWLIN'S INCORPORATED

Signature Illegible
-------------------
     Witness
                                      By:  Signature Illegible
                                           -----------------------------
                                           E.V.P
                                      Its: -----------------------------



                                      INTERSTATE DAIRY QUEEN CORPORATION

Signature Illegible
-------------------
    Witness                           By:    Signature Illegible
                                           -----------------------------
                                      Its:   President
                                           -----------------------------